MORTGAGE AND CO-OP LOAN WAREHOUSE AND SECURITY AGREEMENT

         MORTGAGE AND CO-OP LOAN WAREHOUSE AND SECURITY AGREEMENT (this "Agreement"), dated as of January 18, 2000 between Chinatrust Bank (U.S.A.) a California banking corporation with offices at 366 Madison Avenue, New York, N.Y. 10017 (the "Lender"), and Community Home Mortgage Corp., a New York corporation having its principal place of business at 510 Broad Hollow Road, Melville, NY 11747 (the "Borrower").

                                    RECITALS

         WHEREAS, the Borrower desires to enter into this Agreement to obtain funds from the Bank under a discretionary, revocable line of credit to be made available to the Borrower by the Bank during the term hereof to finance one-four family unit residential mortgage or Co-Op loans originated from time to time by the Borrower prior to the sale of such mortgage or Co-Op loan by the Borrower to permanent lenders or investors in the secondary market; and

         WHEREAS, the Lender, subject to the terms and conditions set forth herein, is willing to grant such a line of credit to the Borrower from time to time during the term of this Agreement for such purpose provided that the sum of the aggregate outstanding principal amount of all advances at anyone time shall not exceed Ten Million Dollars ($10,000,000.00):

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

         ARTICLE I - DEFINITIONS.

         1.1      Certain Defined Terms.

         Unless the context otherwise requires, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Advance" has the meaning set forth in Section 2.1 hereof.

         "Affiliate" with respect to any Person, means any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

         "Applicable Law" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses, and permits of any governmental authority or regulatory body (including without limitation any such items concerning consumer protection, truth-in-lending or other similar matters) and judgments, decrees, injunctions, writs, orders, or like action of any court, arbitrator or other judicial or quasi-judicial tribunal of competent jurisdiction with respect thereto.

         "Borrowing Date" has the meaning set forth in Section 2.3(a) hereof.

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         "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in the State of New York are authorized by Applicable Law or the action of any governmental authority or regulatory body to close.

         "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with generally accepted accounting principles, be required to be accounted for as a capital lease on the balance sheet of that Person.

         "Co-Op Loan" means a first priority loan in a principal amount not to exceed $300,000 evidenced by a Co-Op Note and Co-Op Security Agreement with related UCC-l financing statements, in each case originated by the Borrower and with respect to which each of the following is accurate and complete:

         (a) Said Co-Op Loan is an Eligible Co-Op Loan;
         (b) The Obligor on the said Co-Op Loan has the exclusive right to occupy a single-family dwelling in the applicable co-operative housing project;
         (c)  The   co-operative   housing   project  in  which  the   Obligor's
single-family   dwelling  is  located  qualifies  as  a  "co-operative   housing
corporation" under section 216 of the Internal Revenue Service Code, and is located within the States of New York, New Jersey, and Connecticut;
         (d) Said co-operative housing project is designed principally for residential use, consists of five or more single-family dwelling units, and is located in an area that has a demonstrated market acceptance for the co-operative form of ownership;
         (e) Said Co-Op Loan is secured by a first priority Lien which covers the related co-operative unit that is represented by shares of stock in the applicable co-operative housing corporation (or by a membership certificate of other contractual agreement evidencing ownership) and the proprietary lease appurtenant to such co-operative unit, all pursuant to a valid and binding Security Agreement;
         (f) The Obligor on said Co-Op Loan has the right to occupy the related co-operative unit for a period of time that extends at least to the maturity date of such Co-Op Loan;
         (g) The Co-Operative housing project related to said Co-Op Loan is not:
(1) a Co-Operative hotel or timeshare project, (2)! subject to a leasehold estate, (3) a limited equity Co- Operative, or (4) subject to any resale restrictions that could have an adverse affect on the security of such Co-Op Loan;
         (h) The developer or sponsor of the applicable Co-Operative housing project does not have any ownership interest or other rights in the related real estate or facilities, other than the interest or rights it has in relation to any unsold units, and the unsold units owned by such developer or sponsor do not constitute more than fifty percent (50% ) by number or value of the units in such Co-Operative housing project;

         "Co-Op Note" means a promissory note or other evidence of indebtedness secured by Shares of Stock in a Co-Operative housing project in which the Obligor's single-family dwelling is located and qualifies as a "Co-Operative Housing Corporation" under section 216 of the Internal Revenue Code.

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         "Collateral" means and includes all of the Borrower's right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired or arising:

         (A) All Mortgage and Co-Op Loans, Mortgages, Mortgage and Co-Op Notes, Co-Op Security Agreements, and other documents and other property as shall be deposited with, or held by or for, the Lender (or an Escrow Agent on behalf of the Lender pursuant to an Escrow Agreement);

         (B) All documents or instruments executed and delivered in connection with the documents referred to in paragraph (A) above, including, without limitation, all guaranties of or other collateral or security for the payment or performance of any obligation under any Mortgage or Co-Op Loan, Mortgage, Mortgage Note, Co-Op Security Agreement, or Co-Op Note together with all rights, powers, privileges, options and other benefits of the Borrower thereunder;

         (C) All payments and prepayments of principal, interest, penalties and other income due or to become due (other than amounts received by Borrower or any party retained by the Borrower to act as a mortgage or Co-Op servicer for the Mortgage or Co-Op Loans for the purpose of payment of real property taxes, assessments and insurance premiums pursuant to the terms of Mortgages and Mortgage Notes or Co-Op Security Agreements and Notes) on all Mortgage or Co-Op Loans, Mortgages and Mortgage Notes, Co-Op Security Agreements and Notes and all proceeds thereof, all the right, title and interest of every nature whatsoever of the Borrower in and to the same and all property used in connection therewith (subject to the Borrower's right under this Agreement to collect certain payments so long as no Default or Event of Default shall have occurred and be continuing) including, without limitation, the following:

                  (i) All rights, mortgages, Co-Op loans, pledges, liens and security interests existing with respect to, or as security for, each Mortgage or Co-Op Loan, Mortgage and Mortgage Note or Co-Op Security Agreement and Note and all agreements, documents and instruments relating thereto;

                  (ii) All rights in and to real and personal property (tangible and intangible) and fixtures securing payments of principal, interest or any other amounts due and payable or to become due and payable under each Mortgage or Co-Op Loan, Mortgage and Mortgage Note or Co-Op Security Agreement and Note;

                  (iii) All insurance policies relating to any of the Co-Operative Unit or Mortgaged Premises, together with the proceeds therefrom and any premium refunds thereunder, including, without limitation, all insurance policies providing for title, liability, extended coverage, fire, flood, casualty and hazard insurance coverage for such premises;

                  (iv) All condemnation proceeds with respect to any of the Co-Operative Units or Mortgaged Premises;

                  (v) All insurance and guaranties provided by the FHA, VA, HUD, GNMA, FHLMC, FNMA, FDIC, or any other governmental authority or regulatory body, as the case may

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be, with respect to each Mortgage or Co-Op Loan, Mortgage and Mortgage Note,
Co-Op Security Agreement and Note; and

                  (vi) All private mortgage or Co-Op insurance policies with respect to each Mortgage or Co-Op Loan, Mortgage and Mortgage Note, Co-Op Security Agreement and Note.

         (D) All Investor Take-Out Commitments and the proceeds resulting from the sale or other disposition of Mortgage or Co-Op Loans, Mortgages or Mortgage Notes, Co-Op Security Agreement or Note by the Borrower to Investors pursuant to such Investor Take-Out Commitments;

         (E) All files, agreements, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting books and records and other books, records, information and data of the Borrower related to the sale and/or servicing by the Borrower of Mortgage or Co-9p Loans, Mortgages or Mortgage Notes, Co-Op Security Agreements or Notes;

         (F) All cash or other property of the Borrower of any nature whatsoever now or at any time hereafter in the possession of the Lender (or any agent, bailee or custodian thereof) in any capacity whatsoever, including, without limitation, (i) any amounts on deposit in any account of the Borrower maintained at any office of the Lender and (ii) any negotiable instrument, certificate of deposit, time deposit or other instrument;

         (G) All property designated on the books and records of the Borrower as assigned or pledged to the Lender;

         (H) All causes of action, claims, demands and similar rights which the Borrower may now have or hereafter have in, to and under any of the documents relating to any of the Collateral referred to in paragraphs (A) through (G) above, including without limitation any claims for negligence or fraud; and

         (I) All products and proceeds of any of the property described in the foregoing paragraphs (A) through (H) above (regardless of whether such proceeds are the result of any voluntary or involuntary sale, collection, exchange, disposition or conversion of any such property) and any other property or documents relating to any of the foregoing that may, from time to time hereafter, be delivered by Borrower to the Lender or an Escrow Agent or held by or for the Lender or an Escrow Agent (or any other agent, bailee or custodian of the Borrower or an Escrow Agent) pursuant to the provisions of an Escrow Agreement, this Agreement or any other agreement, document or instrument.

         "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Subsidiaries, if any, minus the Intangible Assets of Borrower and such Subsidiaries, all determined as of such date on a consolidated basis in conformity with generally accepted accounting principles consistently applied. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of

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                  (i) all write-ups [(other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business)] in the book value of any asset owned by the Borrower or a Subsidiary of the Borrower,

                  (ii) all investments of the Borrower and its Affiliates which do not constitute Subsidiaries and the financial results of which are not otherwise consolidated with those of the Borrower under generally accepted accounting principles consistently applied, and

                  (iii) all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

         "Contractual Obligation" means any obligation or duty required to be performed by any Person pursuant to the terms of (i) any contract, agreement, lease, indenture, deed of trust, mortgage (including without limitation any Mortgage, Mortgage Loan or Mortgage Note), Co-Op Security Agreement or Note, license, note, instrument, guaranty, obligation or commitment, whether oral or written, to which such Person is a party or by which such Person or its property is bound or affected, and (ii) all amendments to any of the foregoing.

         "Control" whether used as a noun or verb, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "CTB Prime Rate" means the rate per annum announced by the Lender from time to time as its prime lending rate, which rate is not tied to any index and is not intended to be and may not necessarily be the most favorable or lowest rate of interest charged by the Lender to any borrower or category of borrowers.

         "Default" means an occurrence or act which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Default Rate" means the WSJ Prime Rate plus 6.25%.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any rules or regulations promulgated thereunder.

         "Escrow Agent" means an attorney at law or title insurance company duly authorized by applicable state law to insure title to real property or a financial institution (in each case pre-approved in writing by the Lender) who has agreed in writing to act as escrow agent for the Lender in accordance with an Escrow Agreement.

         "Escrow Agreement" means an Escrow Agreement by and among an Escrow Agent, the Lender and the Borrower, substantially in the form annexed hereto as Exhibit A.

         "Event of Default" has the meaning set forth in Section 10.1 hereof.

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         "Expiration Date" has the meaning set forth in Section 2.5(a) hereof.

         "Facility A" means that portion of a revocable line of credit in an amount set forth in Article II Section 2.1, the proceeds of which shall be used for the short term funding of one-four family residential first lien mortgage and Co-Op loans originated from time to time by the Borrower prior to the closing of a sale of such loan by the Borrower to a permanent Take-Out Investor approved by the Bank pursuant to a previously arranged Take-Out commitment satisfactory to the Bank and which requires the Investor to purchase the loan within sixty (60) days.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor agency.

         "FHA" means the Federal Housing Administration, or any successor agency.

         "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor agency.

         "Final Advance Amount" has the meaning set forth in Section 2.3(b) hereof.

         "FNMA" means the Federal National Mortgage Association, or any successor agency.

         "GNMA" means the Government National Mortgage Association, or any successor agency.

         "governmental authority or regulatory body" means any government or political subdivision, whether federal, state, local or foreign, or any agency, authority or instrumentality of or chartered by any such government or political subdivision, including, without limitation, the FDIC, FHA, FHLMC, FNMA, GNMA, HUD and VA.

         "Guarantor(s)" mean Ira Silverman.

         "Guaranty" means the Guaranty, dated the date hereof, from the Guarantor(s) in favor of the Lender, and any amendments or modifications thereto.

         "Indebtedness" means, as applied to any Person, (i) all indebtedness for borrowed money of such Person and its consolidated Subsidiaries, (ii) any Capital Leases or that portion of obligations with respect to any leases which are properly capitalized as a liability on a consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money by such Person and its consolidated Subsidiaries, (iv) any obligation owed by such Person and its consolidated Subsidiaries for all or any part of the deferred purchase price of property or services which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness of such Person or its consolidated Subsidiaries evidenced by a note bond, debenture, security or similar written instrument or which is secured by any mortgage or Co-Op Agreement, pledge,

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lien, security interest, charge, encumbrance or vendor's interest under any conditional sale or other title retention agreement existing on any property or asset owned or held by that Person or any such Subsidiary regardless of whether the indebtedness secured thereby shall have been assumed by that Person or Subsidiary or is non-recourse to the credit of that Person or Subsidiary, (vi) indebtedness relating to reimbursement obligations with respect to any commercial or standby letter of credit and (vii) indebtedness evidenced by agreements to repurchase Mortgage or Co-Op Loans.

         "Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries, for any period, the ratio of

                  (x) the sum of (i) consolidated operating income before interest expense and taxes, (ii) noncash charges and expenses such as depreciation, amortization and similar charges and (iii) dividends actually received by Borrower from its Subsidiaries, if any, to

                  (y) the aggregate sum of all consolidated interest and Capital Lease expenses with respect to Indebtedness of the Borrower and its Subsidiaries and (ii) consolidated operating lease expenses.

         "Interest Rate" means for Facility A: the thirty (30) day London Inter Bank Offering Rate ("LIBOR") published Prime Rate plus 2.75%; for Sub-limit B: the thirty (30) day London Inter Bank Offering Rate ("LIBOR") plus 2.75% and; for Facility C: the thirty (30) day London Inter Bank Offering Rate ("LIBOR") plus 3.25%.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any rules or regulations promulgated thereunder.

         "Investor" means the FDIC, FHA, FNMA, FHLMC, GNMA, HUD, VA or any state housing governmental authority or regulatory body, or a bank, trust company, savings and loan association, pension fund, insurance company or other responsible and substantial financial institution or securities broker in each case pre-approved by the Lender, and as set forth on the Investor Commitment Reports delivered by the Borrower pursuant to Section 7.17 hereof.

         "Investor Commitment Report" means a report in form and substance satisfactory to the Lender delivered by the Borrower pursuant to Section 7.17 hereof.

         "Investor Take-Out Commitment" means a written commitment, in form and substance satisfactory to the Lender, issued in favor of the Borrower by an Investor pursuant to which that Investor commits to purchase one or more Mortgages or Co-Op Loans, Mortgage Notes and Mortgage Loans, or Co-Op Security Agreements or Notes within sixty (60) days after the Mortgage or Co-Op Loan is first made.

         "Lender's Renewal Notice" has the meaning set forth in Section 2.5(b) hereof.

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         "Leverage Ratio" means the ratio of (i)(A) all Indebtedness plus (B)
the aggregate amount of all funds not yet drawn on but available under any lines of credit, credit facilities or other instruments of indebtedness of any type whatsoever with respect to which the Borrower or any of its Subsidiaries is a party, account party or guarantor to (ii) Consolidated Tangible Net Worth.

         "Line of Credit" has the meaning set forth in Section 2.1 hereof.

         "Margin Stock" has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Maximum Line of Credit" has the meaning set forth in Section 2.1 hereof.

         "Mortgage" means a first priority mortgage, deed of trust or similar security agreement on real property located in the States of New York, New Jersey, Connecticut, Massachusetts New Ham shire Florida additional States upon receipt of licensing which is improved by a completed one-four family unit dwelling.

         "Mortgage Loan" means any loan in a principal amount not to exceed $300,000.00 evidenced by a Mortgage Note and secured by a Mortgage, in each case originated by the Borrower.

         "Mortgage Note" means a promissory note, bond or other evidence of indebtedness secured by a Mortgage.

         "Mortgaged Premises" means a one-four family unit residence subject to a Mortgage.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or any Affiliate of Borrower.

         "Note" means the Note issued by the Borrower to the Lender pursuant to
Section 3.1 hereof, substantially in the form of Exhibit B hereto, to evidence the Advances, and any Note which has been issued in substitution, exchange or replacement thereof.

         "Obligations" means all obligations of any nature whatsoever of the Borrower or the Guarantors from time to time owed to the Lender under this Agreement, the Note, the Guaranty, the Escrow Agreement, and any other agreements, documents or instruments delivered in connection herewith or therewith.

         "Officer's Certificate" means a certificate executed on behalf of a Person by an executive officer of such Person.

         "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any Affiliate of the Borrower, other than a Multiemployer Plan. Any employee plan which has been terminated but whose

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assets have not yet been finally distributed shall be considered a Pension Plan for purposes of this definition.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and all governmental authorities and regulatory bodies.

         "Preclosing Documents" has the meaning set forth in Section 5.3(a) hereof.

         "Pre-Closing Limit" has the meaning set forth in Section 2.2(c) hereof.

         "Renewal Request Notice" has the meaning set forth in Section 2.5(b) hereof.

         "Request for Advance" means a written request substantially in the form of Exhibit C hereto, executed by an authorized signatory of the Borrower and delivered to the Lender in accordance with the terms and conditions of Section
2.3 hereof.

         "Requested Advance Amount" has the meaning set forth in Section 2.3(a) hereof.

         "Scheduled Expiration Date" has the meaning set forth in Section 2.5(a) hereof.

         "Subsidiary" means any Person (other than a natural person) in which twenty-five percent (25%) or more of the total voting power or shares of stock or other equity interest entitled to vote in the election of directors, managers, or trustees thereof is at the time owned or Controlled, directly or indirectly, by Borrower, or which is otherwise directly or indirectly Controlled by Borrower.

         "Sub-limit B" means that portion of a revocable line of credit in an amount set forth in Article II Section 2.1, the proceeds of which shall be used for the short term funding of one-four family residential committed or pooled second lien mortgage loans and HIL's (Home Improvement Loans) originated from time to time by the Borrower for sale by the Borrower to permanent Take-Out Investors approved by the Bank. Each Advance will be for a maximum of ninety
(90) days at a maximum of one hundred percent (100%) of the mortgage amount.

         "Facility C" means that portion of a revocable line of credit in an amount set forth in Article II Section 2.1, the proceeds of which shall be used for the short term funding of one-four family committed residential first and/or second lien HIL's (Home Improvement Loans) secured by UCC-1 statement with a cap of $25,000.00 per transaction. Each Advance will be for a maximum of ninety (90 days) at one hundred percent (100%) of the purchase price not to exceed the loan amount.

         "Termination Event" means (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for thirty (30)-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of Borrower or any of its Affiliates from a Pension Plan

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during a plan year in which it was a "substantial employer" as defined in
Section 4001 (a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation (or any successor thereto), or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

         "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "VA" means the Veterans Administration, or any successor agency.

         ARTICLE II - LINE OF CREDIT; ADVANCES

         2.1      Line of Credit; Advance

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth in Article VI hereof and of the Guarantors as set forth in the Guaranty, the Lender hereby agrees to establish a discretionary, revocable line of credit (the "Line of Credit") in favor of the Borrower under which the Borrower may request, and the Lender in its sole option and discretion may make advances to the Borrower ("Advances") from time to time during the period commencing on the date hereof and ending on the Expiration Date in an aggregate principal amount not to exceed at anyone time outstanding for Facility A: the sum of Nine Million Five Hundred Thousand Dollars ($9,500,000.00); for Sub-limit B: the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) and; for Facility C the sum of Five Hundred Thousand Dollars ($500,000.00). In no event, however, shall the aggregate outstanding principal amount of all Advances made to finance Mortgage or Co-Op Loans under Facility A and Sub-limit B and Facility C exceed the sum of Ten Million Dollars ($10,000,000.00 - the "Maximum Line of Credit"). Subject to the terms and conditions set forth herein, amounts advanced to the Borrower hereunder may be repaid, prepaid and, prior to the Expiration Date, readvanced, so long as the aggregate principal amount of all Advances outstanding at anyone time does not and will not as a result of the making of any Advance hereunder exceed the Maximum Line of Credit. Each Advance shall be payable and shall bear interest in accordance with Article III hereof.

         2.2      Refusal to Provide Advances;
                  Limitations on Individual Advances

         (a) The Lender reserves the right in its sole option and discretion to deny in whole or in part any request for an Advance. The Lender shall notify the Borrower of its decision not to make any Advance on a case-by-case basis in accordance with Section 2.3 hereof.

         (b) In furtherance and not in limitation of the provisions set forth in
Section 2.2(a) hereof, the amount of any Advance made by the Bank to the Borrower shall be based upon a percentage for Facility A: not to exceed one hundred percent (100%) of the purchase price set forth in the Investor Take-Out Commitment covering the purchase by such Investor of the

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Mortgage or Co-Op Loan for which such Advance was requested by the Borrower, up to a maximum of one hundred percent (100%) of the individual note amount; for Sub-limit B: not to exceed one hundred percent (100%) of the individual note amount; for Facility C: not to exceed one hundred percent (100)% of the individual loan amount. Such percentage shall be determined by the Lender on a case-by-case basis in its sole discretion.

         (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate outstanding principal amount of all Advances made to finance Mortgage or Co-Op Loans, the original Mortgages and Mortgage Notes, or Co-Op Security Agreements and Notes with respect to which are not in the actual possession of the Lender exceed $10,000,000.00 (the "Pre-Closing Limit").

         2.3 Procedures for Making Advances. Subject to satisfaction of all the terms and conditions set forth in this Agreement, Advances shall be made as follows:

         (a) The Borrower shall deliver a Request for Advance with respect to any Advance requested hereunder preferably two (2) Business Days prior to the date on which the proposed Advance is to be made (the "Borrowing Date"). The Request for Advance shall be irrevocable and shall specify (i) the date on which the proposed Advance is to be made (which shall be a Business Day), and (ii) the amount of the Advance requested to be made (the "Requested Advance Amount"), and state that all conditions to the making of Advances set forth in Article IV hereof have been satisfied. Such Request for Advance also shall be 5 accompanied by all documents required to be delivered pursuant to Section 4.2 hereof. The Borrower may deliver more than one Request for Advance on the same Business Day and may request that multiple Advances be made on the same Business Day.

         (b) Within one (1) Business Day of receipt of a Request for Advance, the Lender shall notify the Borrower whether the Lender agrees to make the Advance requested and, if so, whether such Advance shall be for the Requested Advance Amount or for a lesser amount as determined in the sole option and discretion of the Lender pursuant to Section 2.2 hereof (the "Final Advance Amount"). In the event that the Lender decides in its sole option and discretion to honor any Request for Advance, on the Borrowing Date it will, at the Borrower's option, deliver to the Borrower or an Escrow Agent a certified check payable to the Borrower or its designee in the amount of the Final Advance Amount, deposit proceeds in an amount equal to the Final Advance Amount to one of the accounts of the Borrower maintained at the Lender pursuant to Section
7.14 hereof, or make available by wire transfer immediately available funds in an amount equal to the Final Advance Amount to the Borrower at an account designated in the Request for Advance. The proceeds of each Advance made by the Lender hereunder shall be deemed to be trust funds and shall be disbursed by the Borrower or such Escrow Agent directly to or for the account of the mortgagor or Co-Op Loan borrower of the applicable Mortgage or Co-Op Loan and the maker of the applicable Mortgage or Co-Op Note.

         2.4 Use of Proceeds. The proceeds of each Advance made hereunder shall be applied solely to the financing by the Borrower of one Mortgage or Co-Op Loan prior to the consummation of sale of such Mortgage or Co-Op Loan by the Borrower to one or more Investors in the secondary market pursuant to Investor Take-Out Commitments.

         2.5 Expiration of Line of Credit; Renewal.

         (a) Subject to Sections 2.5(b) and 10.2 hereof, the Line of Credit will expire on December 31, 2000 (the "Scheduled Expiration Date"); provided, however, that it may be terminated at any earlier time at the Lender's sole option and discretion upon notice to the Borrower. (The Scheduled Expiration Date or any earlier date on which the Line of Credit so expires or is otherwise terminated is hereafter referred to as the "Expiration Date".) Notwithstanding anything in this Agreement or the Note to the contrary, upon expiration or termination of the Line of Credit, all outstanding principal of and all accrued and unpaid interest on any Advances made hereunder shall become immediately due and payable, and this Agreement and the Note shall remain in full force and effect for all other purposes until all of the Obligations have been fully paid and performed,

         (b) At least sixty (60) days prior to the Scheduled Expiration Date, absent the prior termination of the Line of Credit pursuant to Sections 2.5(a) or 10.2(a) hereof, the Borrower may, by written notice (a "Renewal Request Notice") to the Lender, request the Lender to renew and/or extend the Line of Credit beyond the Scheduled Expiration Date. Such notice shall be accompanied by true, correct and complete copies of (i) the Borrower's most recently available fiscal year end consolidated balance sheet and consolidated statements of income and cash flow and of stockholder's equity and changes in financial position as audited by an independent certified public accountant acceptable to the Lender and (ii) the Borrower's most recently available fiscal quarter unaudited consolidated balance sheet and consolidated statements of income and cash flow and of stockholder's equity and changes in financial position as certified by the Borrower's chief financial officer. In the event that the Borrower so requests a renewal and/or extension of the Line of Credit, it agrees to provide to the Lender all such other documents and information as the Lender may reasonably request from time to time after the Lender's receipt of the Renewal Request Notice. Any extension or renewal of the Line of Credit will be at the sole option and discretion of the Lender and for such periods and upon such terms as the Lender may in its sole option and discretion determine. If the Lender, in its sole option and discretion, determines to extend or renew the Line of Credit, it will so notify the Borrower (the "Lender's Renewal Notice") on or prior to the Scheduled Expiration Date, with such Notice setting forth the terms upon which the Lender is willing to i extend or renew the Line of Credit. If the Borrower agrees to such terms, the term "Scheduled Expiration Date" shall for all purposes be deemed to mean such date as specified in the Lender's Renewal Notice.

         ARTICLE III - NOTE; INTEREST RATE AND PAYMENTS; FEES

         3.1 Note; Maturity

         (a) The Advances made hereunder shall be evidenced by the Note, dated on or before the initial Borrowing Date, payable to the order of the Lender.

         (b) Each Advance shall be payable on demand; provided, however, that if no demand is made, then such Advance shall automatically be payable without notice, presentment, demand, dishonor or protest by the Borrower upon the earliest of (i) the date funds are paid or to be paid by Investor(s) to the Borrower to purchase the Mortgage or Co-Op Loan under the applicable Investor Take-Out Commitment relating to such Advance, (ii) the effective date of the termination, expiration, lapse, rescission or cancellation of such Investor Take-Out Commitment, (iii) the date such Advance becomes due and payable under Section 10.2(a) hereof, (iv) for Facility A the date which is sixty (60) days after the date such Advance is made; for Sub-Limit B the date which is ninety (90) days after the date such Advance is made; for Facility C the date which is ninety (90) days after the date such Advance is made, or (v) the Expiration Date.

         3.2 Interest: Prepayments.

         (a) Each Advance shall bear interest on the outstanding principal amount thereof until paid in full at a rate per annum (based on a year of 360 days and actual days elapsed) equal to the Interest Rate; provided, however, that upon the occurrence of an Event of Default, the outstanding principal amount of each Advance and, to the extent permitted by Applicable Law, all accrued and unpaid interest thereon to the date of such Event of Default shall bear interest (whether before or after a judgment and before or after commencement of proceedings under any bankruptcy, reorganization or similar federal or state law) at a rate per annum (based on a year of 360 days and actual days elapsed) equal to the Default Rate until such Event of Default is cured.

         (b) Interest on the unpaid principal amount of each Advance shall accrue from the date thereof and shall be payable (i) monthly in arrears on the first Business Day of each month, commencing with the first Business Day of the month immediately succeeding the month in which the initial Advance is made, or
(ii) on the Expiration Date.

         (c) All agreements between or among the Borrower, the Lender and the Guarantors, whether now existing or hereafter arising, are hereby limited so that in no event, whether by reason of demand for payment of, or acceleration of the maturity of, the Note or any amounts due and payable hereunder, under the Note or otherwise, shall the interest or other amount contracted for, charged or received by the Lender exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lender in excess of the maximum lawful amount, the interest payable to the Lender shall be reduced to the maximum amount permitted to the Lender under Applicable Law; and if from any circumstance the Lender shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the t Advances made hereunder and under the Note and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Advances, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lender shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread through the full period until payment in full of the principal of the Advances (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. This paragraph shall control all agreements between or among the Borrower, the Lender and the Guarantors.

         (d) All payments of principal, interest and all other amounts hereunder and under the Note shall be made in immediately available funds, free and clear of and without any withholding, deduction, set-off or counterclaim, and delivered to the Lender at its office set forth in Section 11.5 hereof not later than 3:00 P.M. (Eastern Standard time) on a Business Day. Funds received by the Lender after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day. Borrower hereby authorizes the Lender to charge its accounts with Lender established pursuant to Section 7.14 hereof in order to cause timely payment of all principal, interest, and other amounts hereunder or under the Note (subject to sufficient funds being available in its accounts for that purpose).

         (e) Subject to Section 3.2(b) hereof, all payments received by the Lender from the Borrower hereunder and under the Note shall be applied first to the repayment of fees, expenses and other amounts due and payable hereunder or under the Note, then to the payment of all accrued and unpaid interest, then to the payment of all outstanding principal.

         3.3 Handling Fee.

         A handling fee of Fifteen Dollars ($15.00) will be charged by the Lender for each Advance and shall, simultaneously with the making of such Advance, be paid by the Borrower or debited against the accounts of the Borrower maintained at the office of the Lender pursuant to Section 7.14 hereof.

         ARTICLE IV - CONDITIONS PRECEDENT

         4.1 Initial Conditions Precedent.

         The Borrower acknowledges that the Lender shall not make any Advances unless each of the following conditions are satisfied, all in form and substance satisfactory to the Lender:

         (a) The Borrower shall have delivered to the Lender:

                  (i) Resolutions of the Board of Directors of the Borrower approving and authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Escrow Agreements and each of the other documents required to be delivered hereunder, and (ii) the consummation of the transactions contemplated herein, certified by the Secretary or an Assistant Secretary of the Borrower;

                  (ii) Signature and incumbency certificates of the officer or officers of the Borrower authorized to execute this Agreement, the Note and the Escrow Agreements, and to deal with the Lender in connection therewith;

                  (iii) A duly executed and delivered counterpart of this Agreement;

                  (iv) A duly executed and delivered Note;

                  (v) Copies of (A) the certificate of incorporation of the Borrower, certified by the Secretary of State or similar public official of the Borrower's jurisdiction of incorporation as of a recent date, and (B) the bylaws of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower;

                  (vi) A certificate of good standing from the Secretary of State or similar public official, dated as of a recent date, of each jurisdiction in which the Borrower is incorporated or qualified or licensed to transact business; and

                  (vii) A favorable opinion of counsel to the Borrower and the Guarantor (who shall be satisfactory to the Lender) covering such matters as the Lender may reasonably request.

         (b) The Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed on or before the initial Advance.

         (c) All actions required to create, perfect and preserve the security interest and lien of the Lender in all Collateral then in existence or otherwise reasonably requested by, the Lender shall have been duly authorized and taken and all filings and recordings (including, without limitation, the execution and filing of such UCC financing statements as the Lender shall reasonably request) with governmental authorities or regulatory bodies and all actions with respect to such governmental authorities or regulatory bodies and all other Persons shall have been made or taken and completed, and the Lender shall have received satisfactory evidence thereof.

         (d) The Borrower, the Lender and each Person who will act as an Escrow Agent shall have executed and delivered an Escrow Agreement.

         (e) The Guarantors shall have executed and delivered the Guaranty to the Lender.

         4.2      Conditions Precedent to Each Advance.

         Subject to Sections 2.2 hereof and to satisfaction of the conditions set forth in Section 4.1 hereof, the Borrower acknowledges that the Lender shall not make the initial or any other Advance unless each of the following conditions are also satisfied, all in form and substance satisfactory to the
Lender:

         (a) The Borrower shall have timely delivered to the Lender a Request for Advance as provided in Section 2.3(a) hereof and the documents required under Section 5.3(a) thereof,

         (b) As of the date of the proposed Advance:

                  (i) The representations and warranties of the Borrower made in or in connection with this Agreement, the Escrow Agreement, the Note and the Guaranty shall be true, correct and complete in all material respects on and as of that date to the same extent as though made on and as of that date, and the Lender shall have received an Officer's Certificate of the Borrower, dated such date, certifying to such matters;

                  (ii) No event, condition or act shall have occurred and be continuing or would result from or occur after the making of the proposed Advance which would constitute a Default or an Event of Default, and the Lender shall have received an Officer's Certificate of the Borrower, dated such date, certifying to such matters;

                  (iii) The Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before such date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority or regulatory body shall purport to enjoin or restrain the Lender from making the applicable Advance; and

                  (v) There shall not be pending or, to the knowledge of the Borrower threatened, any action, suit, proceeding, or investigation of any governmental authority or regulatory body or any arbitration against or affecting the Borrower the Guarantors or any of their respective properties which, in the opinion of the Lender, could reasonably be expected (a) to affect materially and adversely the business, operations, properties, assets or condition (financial or otherwise) of either the Borrower or the Guarantors or (b) to impair the ability of the Borrower or the Guarantors to perform or of the Lender to enforce any of the Obligations.

         (c) With respect to Facility A, Sub-limit B and Facility C the Lender shall have received a copy of an Investor Take-Out Commitment, if applicable, relating to the Mortgage or Co-Op Loan to be financed by the Advances providing for the purchase in full of such Mortgage or Co-Op Loan.

         (d) The Lender shall have approved the Collateral relating to such Advance and the related Mortgage or Co-Op Loan in the manner provided in Section
5.3 hereof and all actions, if any, required to create, perfect, preserve and continue the security interest and lien of the Lender in all Collateral then in existence or coming into existence with the making of such Advance shall have been duly authorized and taken and all recordings and filings (including, without limitation, the execution and filing of such UCC financing statements as the Lender may reasonably request) with governmental authorities or regulatory bodies and all actions with respect to such governmental authorities or regulatory bodies and all other Persons shall have been made or taken and completed, and the Lender shall have received satisfactory evidence thereof.

         (e) If the Advance is to be used to finance a Mortgage or Co-Op Loan with respect to which the loan-to-value ratio (as determined by the Lender) exceeds eighty percent (80%), the Lender shall have received evidence satisfactory to it that the payment of all amounts due and payable with respect to such Mortgage or Co-Op Loan are insured to Lender's satisfaction pursuant to a private mortgage insurance policy issued by a reputable insurance company acceptable to the Lender, the proceeds of which shall have been assigned to the Lender as Collateral.

         (f) The handling fee referred to in Section 3.3 hereof shall have been paid.

         (g) The Borrower shall have delivered to the Lender such other documents as the Lender may reasonably request.

         (h) All legal matters shall be satisfactory to the Lender.

         ARTICLE V - SECURITY

         5.1 Grant of Security Interest.

         To secure the payment of the principal of, premium, if any, and interest on the Advances hereunder and under the Note and the payment and performance of all other Obligations, the Borrower hereby grants, conveys, sets over, transfers, pledges and assigns to the Lender a first priority general lien upon and security interest in all of the Borrower's right, title and interest in and to the Collateral. Without limiting any other provision of this Agreement, and notwithstanding anything herein to the contrary, all the Collateral in existence at any time shall secure each and every Obligation, regardless of whether or not such Obligation relates to the Mortgage or Co-Op Loan which was financed by the proceeds of the Advance with respect to which such Collateral was granted or created.

         5.2 Authority to Collect.

         So long as no Default or Event of Default shall have occurred and be continuing, subject to Article IX hereof, the Borrower shall have the right to collect and retain for its own account all payments of principal, interest, penalties and other amounts due or to become due with respect to the Collateral.

         5.3 Delivery of Collateral.

         (a) Preferably two (2) Business Days prior to the applicable Borrowing Date for each proposed Advance, the Borrower shall deliver for approval to the Lender or an Escrow Agent on behalf of the Lender copies of (i) all executed documents or forms of documents to be executed on or prior to the making of the Mortgage or Co-Op Loan which evidence, secure or otherwise relate to such Mortgage or Co-Op Loan (including, without limitation, the Mortgage, the Mortgage Note, the Co-Op Security Agreement, Co-Op Note, all insurance policies and all closing documents) or otherwise evidencing or relating to the creation or perfection of Lender's lien and security interest in the Collateral relating to such Advance and (ii) all other documents referred to on Exhibit C hereto (the "Preclosing Documents"). No Advance will be made without the Lender's prior approval of such Collateral and Preclosing Documents. In the event that such Collateral and the Preclosing Documents are so approved and an Advance is made, as soon as possible on or after the Borrowing Date the Borrower shall deliver executed copies of all the documents referred to in this Section 5.3 to the Lender (or the Escrow Agent on behalf of the Lender) and shall record or cause to be recorded the Mortgage securing the Mortgage Loan or the UCC-1 financing statements securing the Co-Op loan being financed by the Advance and record or file any other documents relating thereto required to be recorded or filed to protect, perfect and preserve the validity and priority of the Borrower's lien and security interest thereunder.

         (b) In furtherance and not in limitation of the provisions set forth in
Section 5.3(a) hereof, the Borrower agrees to deliver or cause to be delivered to the Lender, immediately after any Advance is made hereunder, all executed documents pursuant to section 5.3(a) which have not been previously delivered to the Lender and are referred to in Exhibit D hereto (the "Post Closing Documents").

         5.4 Representations, Covenants and Warranties Relating to Collateral. The Borrower represents, covenants and warrants as follows:

         (a) Mortgage and Co-Op Loans. (i) Each Mortgage or Co-Op Note and Mortgage or Security Agreement, and all agreements, documents and instruments executed and delivered in connection therewith, will be the legal, valid, binding and enforceable obligations of all parties thereto; (ii) each Mortgage or Co-Op Loan comprising part of the Collateral at i the time of the Advance relating to such Mortgage or Co-Op Loan will not be past due or otherwise in default; (iii) the Mortgage or Security Agreement securing each such Mortgage or Co-Op Loan will create a valid first priority lien on and security interest in the relevant Mortgaged Premises or Co-Operative Unit; (iv) each such Mortgage or Co-Op Loan will fully comply in all respects with the terms of the applicable Investor Take-Out Commitment as required under Facility A and the Borrower will fully comply therewith prior to the expiration of the applicable Investor Take-Out Commitment; (v) each such Mortgage or Co-Op Loan will comply with all applicable underwriting standards contained in FDIC, FNMA, HUD, FHA, VA, GNMA, FHLMC or other approved Investor policy requirements, standards, guidelines, memoranda or revisions to guides and procedures; (vi) if the loan-to-value ratio of any such Mortgage or Co-Op Loan exceeds eighty percent (80%), the Mortgage or Security Agreement securing such Mortgage or Co-Op Loan will be covered by mortgage or co-op insurance issued by a private, non-governmental insurer acceptable to the Lender or by the housing insurance fund of a governmental authority or regulatory body in an amount equal to the amount by which the loan-to-value ratio exceeds eighty percent (80%); and (vii) no such Mortgage or Co-Op Loan will have been procured by the mortgagee or Obligor thereunder through fraud or misrepresentation.

         (b) On or prior to each Borrowing Date the Borrower will have good title to the Collateral to be granted to the Lender on such Borrowing Date, free and clear of all liens, mortgages, pledges, security interests, charges and encumbrances, and full power, authority and legal right to grant, convey, set over, transfer, pledge and assign the lien and security interest in such Collateral to the Lender in the manner and form herein done. The Borrower will forever warrant and defend title to the Collateral against the claims and demands of all Persons.

         (c) This Agreement is and will remain a valid and enforceable first priority lien on and security interest in the Collateral securing the payment and performance of all Obligations. The Borrower will not create or permit to be created or to exist or to remain, and will promptly discharge or cause to be discharged without cost to the Lender, any other lien, mortgage, pledge, security interest, charge or encumbrance of any kind whatsoever upon the Collateral. If the validity, enforceability or priority of the lien and security interest of this Agreement in the

Collateral, or any portion thereof, shall be endangered, challenged or attacked, directly or indirectly, the Lender, in its sole option and discretion, shall be authorized to take, at the expense of the Borrower, all necessary or proper action in defense thereof, including the retention of legal counsel, the prosecution or defense of litigation and the compromise or discharge of claims.

         (d) The Borrower shall, at its expense and from time to time, execute, acknowledge, deliver, file, register and record any and all agreements, documents and instruments, and do any and all other acts, or cause the same to be executed, acknowledged, delivered, filed, registered, recorded or done, (and, when and if necessary to be continued, re-filed, re-registered or re-recorded) in such manner and in such places as may be required by any present or future Applicable Law in order to, or as Lender may otherwise deem necessary or advisable to, create, perfect, preserve, continue or enforce the Lender's lien on and security interest in the Collateral, or to carry out more effectually the purposes of this Agreement. Without limiting the foregoing, at Lender's request Borrower shall forthwith, at its own cost and expense, cause to be recorded any documents necessary to perfect the Lender's lien and security interest in the Collateral in any real estate recording office where any Mortgage or UCC 1 financing statement is recorded.

         (e) The grant, conveyance, setting over, transfer, pledge and assignment of the Collateral under this Agreement is intended as security, and the execution and delivery of this Agreement shall not in any way impair or diminish any obligations of the Borrower under any agreement, document or instrument included in the Collateral, nor shall any of such obligations be imposed upon the Lender.

         5.5 Lender Appointed Attorney-in-Fact.

         The Borrower hereby appoints the Lender as the Borrower's attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing such documents, in the name of the Borrower or otherwise, as the Lender may deem necessary or advisable to protect the Collateral and to accomplish the purposes of this Agreement, which appointment is coupled with an interest and is irrevocable. Without limiting the foregoing, the Lender is authorized to execute and to file with or without the Borrower's signature any UCC financing statements, amendments thereto or continuations thereof.

         ARTICLE VI - GENERAL REPRESENTATIONS, COVENANTS
                      AND WARRANTIES OF BORROWER.

         Borrower represents, covenants and warrants to the Lender as follows, acknowledging that the Lender is relying upon such representations, covenants and warranties in connection with its execution and delivery of this Agreement and the making of any Advances:

         6.1 Corporate Existence and Powers;
             Authorization to Conduct Business.

         Borrower is and will continue to be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has and will continue to have all requisite corporate power and authority to own, lease, use, maintain and operate its properties and to carryon its business as now or hereafter conducted and proposed to be conducted. The Borrower is and will continue to be in all respects duly licensed, authorized, qualified, and registered (and has duly filed all notifications required) to conduct its business as it is currently being conducted or will be conducted and is in and will continue to be in good standing wherever necessary to carry on its respective business and operations. The Borrower's chief executive office, principal place of business and office at which all books and records relating to the Collateral are and will be kept is and will continue to be located at 510 Broad Hollow Road, Melville, NY 11747.

         Except as disclosed on Schedule 6.2 hereto, the Borrower has no Subsidiaries or Affiliates.

         6.3 Due Authorization of Agreement and Borrowing.

         The Borrower has all requisite power and authority to enter into and perform this Agreement and the Escrow Agreements, to issue the Note, to borrow funds hereunder and grant the lien and security interest in the Collateral hereunder and to carry out the transactions contemplated herein. The execution, delivery and performance of this Agreement and the Escrow Agreements and the issuance, delivery and payment of the Note have been duly authorized by all necessary corporate action by the Borrower.

         6.4 No Conflict.

         The execution, delivery and performance by the Borrower of this Agreement and the Escrow Agreements and the issuance, delivery and payment by it of the Note, and the execution, delivery and performance by the Guarantors of the Guaranty, do not and will not (a) violate any Applicable Law, the Certificate of Incorporation or Bylaws of the Borrower [or the Guarantors] or any order, judgment or decree of any court or other agency of any governmental authority or regulatory body binding on the Borrower or a Guarantor; (b) conflict with, result in a breach of or constitute (with any notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or a Guarantor, (c) result in or require the creation or imposition of any mortgage, pledge, security interest, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or a Guarantor, except liens and security interests in favor of the Lender, or (d) require any approval or consent of any Person under any Contractual Obligation of the Borrower or the Guarantors other than authorization to request Advances, approvals or consents to request Advances which have been obtained and previously disclosed in writing to Lender.

         6.5 Governmental Consents.

         The execution, delivery and performance by the Borrower of this Agreement and the Escrow Agreements and the issuance, delivery and performance of the Note, and the execution, delivery and performance by the Guarantors of the Guaranty, do not and will not require any registration with, consent or approval of, or notice to, or other action, with or by, any governmental authority or regulatory body or other Person except those that have been obtained, are and will remain in full force and effect and have been previously disclosed in writing to Lender.

         This Agreement has been duly executed and delivered by the Borrower and constitutes, and the Escrow Agreements, the Note and the Guaranty, when executed and delivered in accordance herewith, will be duly executed and delivered and will constitute, the legally valid and binding obligation of the Borrower or each Guarantor, as the case may be, enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

         6.7 Financial Condition.

         The Borrower has heretofore delivered to the Lender balance sheets of the Borrower [and Guarantor] as at 6/30/99, 9/12/99 and the related statements of income, cash flow and changes in financial position for the twelve (12)-month fiscal period then ended. All such statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Borrower [and Guarantor], respectively, as at the respective dates thereof and the results of operations and changes in financial position of the Borrower [and Guarantor], respectively, for each of the periods then ended. As of the date hereof, the Borrower [and the Guarantor] have no material contingent obligations, contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments, which are not reflected in the foregoing financial statements, or in the notes thereto.

         6.8 Changes, etc.

         Since the date of the financial statements referred to in Section 6.7 hereof, there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower or Guarantors which has been, either in any case or in the aggregate, materially adverse to the Borrower or any Guarantor, respectively.

         6.9 Title to Properties; Liens.

         The Borrower has and as of each Borrowing Date will have, good, sufficient and legal title to all the properties and assets reflected in the balance sheets of the Borrower referred to in Section 6.7 hereof (including all Collateral) and all assets held by the Borrower on the date hereof but acquired subsequent to the date of such balance sheet, except for assets disposed of in the ordinary course of business and consistent with past practices. All such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges or encumbrances except as expressly permitted hereunder.

         6.10     Litigation; Adverse Facts.

         There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Borrower or a Guarantor) at law or in equity or before or by any governmental authority or regulatory body or arbitral panel pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or Guarantors or any of their respective properties. None of the Borrower or the Guarantors is (i) in violation of any Applicable Law which materially adversely affects or may materially adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Borrower or the Guarantors or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any governmental authority or regulatory body or arbitral panel which would have a materially adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of any of the Borrower or the Guarantors. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against or affecting any of the Borrower or the Guarantors which questions the validity or the enforceability of this Agreement, the Escrow Agreements, the Note or the Guaranty.

         6.11 Payment of Taxes.

         All tax returns and reports of the Borrower and the Guarantors required to be filed by them have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and the Guarantors and upon their respective assets, income and franchises which are due and payable have been paid when due and payable. The Borrower knows of no proposed tax assessment against it or the Guarantors which would be material to the business, operations, properties, assets or condition (financial or otherwise) of the Borrower or the Guarantors.

         6.12 Materially Adverse Agreements.

         (a) Neither the Borrower nor any Guarantor is a party to or subject to any Contractual Obligation or any restriction in any charter documents or any other internal restriction materially adversely affecting its respective business, operations, properties, assets, or condition (financial or otherwise).

         (b) Neither the Borrower nor any Guarantor is, nor at any Borrowing Date will be, in default in the performance, observance or fulfillment of any of its Contractual Obligations, and no condition exists, nor at any Borrowing Date will exist, which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower or the Guarantors.

         6.13 Absence of Governmental Regulations
              Limiting Right to Borrow Money.

         Borrower is not, and at each Borrowing Date will not be, subject to (i) regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, or any amendments thereto or any rules or regulations promulgated with respect to any of the foregoing Acts, or (ii) any other Applicable Law limiting the Borrower's ability to incur indebtedness for money borrowed.

         6.14     Borrower's Securities Activities.

         Borrower is not, and at each Borrowing Date will not be, engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Advance will be used to purchase or carry any Margin Stock.

         6.15     Employee Benefit Plans.

         (a) The Borrower, [the Guarantors] and each of [its] [their] Affiliates is in compliance in all material respects with any applicable provisions of ERISA with respect to all Pension Plans and Multiemployer Plans.

         (b) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

         (c) Vested liabilities under all Pension Plans (with assets less than vested liabilities) do not exceed the assets thereunder.

         (d) Neither the Borrower nor any of its Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan.

         6.16 Disclosure.

         No representation or warranty of the Borrower or of a Guarantor made in or in connection with this Agreement, the Note, the Guaranty or any other agreement, document, instrument, certificate or written statement furnished to Lender by or on behalf of the Borrower or Guarantors for use in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact (known to the Borrower or Guarantors in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower or Guarantors (other than matters of a general economic nature) which materially adversely affects the business, operations, properties, assets or condition (financial or otherwise) of the Borrower or the Guarantors, which has not been disclosed herein or in such other agreements, documents, instruments, certificates, and statements furnished to the Lender for use in connection with the transactions contemplated hereby.

         6.17 GNMA, FHA, VA, FNMA and FHLMC
              FDIC Eligibility of Borrower.

         In the event the Borrower is approved, the Borrower will continue to maintain approval for participation in the HUD-FHA home mortgage insurance programs as a non-supervised mortgagee, and will continue to meet the requirements of 24 CFR ss.ss. 203.1(b), 203.2 and 203.4 and any successor regulation thereof and is a mortgagee in good standing and is and will continue to be an eligible lender under the VA loan guaranty program and meets and as of each Borrowing Date will meet all requirements of Applicable Law so as to be eligible to originate, purchase, hold and service FHA-insured Mortgage Loans, VA-guaranteed Mortgage Loans and conventional Mortgage Loans, including without limitation all policy requirements, standards, guidelines, memoranda of revisions to guides and procedures governing it promulgated by HUD, FHA and VA. In the event the Borrower is approved, the Borrower will continue to maintain approval as seller/servicer of Mortgage Loans to FNMA and to FHLMC in the FHLMC regions in which it operates and meets and will continue to meet all the requirements of Chapter 3 of the FNMA Securities Guide, the FHLMC Sellers' & Servicers Guides and all other Applicable Laws, policy requirements, standards, guidelines, memoranda of revisions to guides and procedures governing its operations as a seller/servicer of Mortgage Loans for FNMA and FHLMC, respectively, necessary for Borrower to originate, purchase and service Mortgage Loans to be sold to FNMA and FHLMC. The Borrower is and will continue to be an approved issuer/servicer of GNMA Mortgage-Backed Securities and meets and will continue to meet all applicable GNMA regulations (including, without limitation, the requirements set forth in the "Government National Mortgage Association Mortgage-Backed Securities Guide" and all other policy requirements, standards, guidelines, memoranda of revisions to guides and procedures governing the Borrower's operations promulgated by GNMA.

         6.18 Grant of Collateral Complies with Applicable Laws.

         In making, purchasing or closing each Mortgage or Co-Op Loan comprising part of the Collateral, the Borrower will fully comply with, and all loan documentation relating thereto shall fully comply with, all Applicable Laws, including, without limitation, the Equal Credit Opportunity Act, usury laws, Truth-In-Lending Act and the Real Estate Settlement Procedures Act.

         6.19 Flood Hazard Area. The Borrower has not made and will not make any Mortgage or Co-Op Loan secured by Mortgaged Premises located or to be located in a Special Flood Hazard Area so designated by the Secretary of Housing and Urban Development unless the community in which such area is situated is then participating in the National Flood Insurance Program (and, if the related Mortgage or co-op Loan is to be part of the Collateral, Special Flood Hazard Insurance under such program shall be in effect and maintained so long as such Mortgage or Co-Op Loan is part of the Collateral).

         6.20 Absence of Defaults.

         No Default or Event of Default exists or will as of any Borrowing Date exist.

         6.21 Absence of Notice Canceling Eligibility.

         Neither the Borrower nor either Guarantor has received any notice or information from HUD, FHA, GNMA, VA, FHLMC or FNMA that any of the foregoing intends or is contemplating terminating or restricting Borrower's status as an approved participant in its programs for which Borrower is, as of the date of this Agreement, currently registered, approved or authorized.

         6.22 FDIC.

         To the Borrower's knowledge, the FDIC is a conservator or receiver of any bank, trust company, savings and loan, thrift or other financial institution which is or as of any Borrowing Date will be a counterparty to any Investment Take-Out Commitment. Neither the Borrower nor either Guarantor has received any notice from the FDIC disaffirming or repudiating any Investor Take-Out Commitment and to the Borrower's knowledge, no such disaffirmance or repudiation has been threatened or is contemplated by the FDIC.

         ARTICLE VII - COVENANTS OF BORROWER

         From and after the date hereof, so long as this Agreement shall be in effect and until payment and performance in full of all Advances and all other Obligations, the Borrower covenants as follows:

         7.1 Mortgage or Co-Op Loan Coverage and
             Assignment of Take-Out Commitments.

         Each Advance will be in a principal amount for Facility A: not greater than 100% of the amount of the related Investor Take-Out Commitment up to 100% of the note amount; for Sub-limit B: not greater than 100% of the note amount, and; for Facility C: not greater than 100% of the loan amount. No interest in any Investor Take-Out Commitment shall be granted, conveyed, set over, pledged, transferred assigned, or hypothecated to any Person other than to the Lender, as provided in Article V hereof, and any such grant, conveyance, setting over, pledge, transfer, assignment or hypothecation to any Person other than the Lender shall be null and void. Notwithstanding the foregoing, if the grant, conveyance, setting over, pledge, transfer and assignment to the Lender of any Investor Take-Out Commitment requires the consent of any Investor or other third party, and such Investor or other third party objects to such grant, conveyance, setting over, pledge, transfer and assignment to the Lender of any such Investor Take-Out Commitment, such grant, conveyance, setting over, pledge, transfer and assignment hereunder shall be deemed voided and the Borrower will thereafter cooperate with the Lender in any reasonable arrangement requested by the Lender to provide the Lender the benefits under such Investor Take-Out Commitment, substantially equivalent to those which the Lender would have enjoyed if such consent were granted, including without limitation enforcement at the cost of the Borrower and for the benefit of the Lender of any and all rights of the Borrower against such Investor or third party arising out of any breach of such Investor Take-Out Commitment or any termination or cancellation thereof.

         7.2 Performance of Obligations Under
             Investor Take-Out Commitments.

         The Borrower will perform all obligations required by it under the Investor Take-Out Commitments, without liability or charge of any kind to the Lender.

         7.3 Preservation of FHA, VA, FNMA,
             GNMA, and FHLMC Eligibility

         When applicable, the Borrower will (i) preserve and maintain its status as an FHA-approved mortgagee in good standing, (ii) preserve and maintain its status as an eligible lender under the VA loan guaranty program and will continue to meet all requirements of Applicable Law to be eligible to originate, purchase, hold and service FHA-insured Mortgages, VA-guaranteed Mortgage Notes and conventional Mortgage Notes, including without limitation all policy requirements, standards, guidelines, memoranda of revisions to guides and procedures governing it promulgated by HUD, FHA, VA, FNMA, FHLMC and GNMA (iii) preserve and maintain its status as an approved seller/servicer of Mortgage Notes to FNMA and to FHLMC and will continue to meet all applicable policy requirements, standards, guidelines, memoranda of revisions to guides and procedures governing it promulgated by FNMA and FHLMC to be able to originate, purchase and service Mortgages to be sold to FNMA and FHLMC, and (iv) preserve and maintain its status as an approved issuer/servicer of GNMA Mortgage-Backed Securities and will continue to meet all applicable GNMA regulations (including, without limitation, the requirements set forth in the "Government National Mortgage Association Mortgage-Backed Securities Guide" and all other policy requirements, standards, guidelines, memoranda of revisions to guides and procedures governing it promulgated by GNMA).

         7.4 Further Filings to Protect Borrower's Security Interest in
Collateral

         The Borrower shall, at its expense and from time to time, execute, acknowledge, deliver, file, register and record any and all agreements, documents and instruments, and do any and all other acts, or cause the same to be executed, acknowledged, delivered, filed, registered, recorded or done, (and, when and if necessary to be continued, re-filed, re-registered or re-recorded) in such manner and in such places as may be required by any present or future Applicable Law in order to, or as the Lender may otherwise deem necessary or advisable to, create, perfect, preserve, continue or enforce the Borrower's lien on and security interest in any Mortgaged Premises or Co-operative Units and any other property in which the Borrower has a lien and security interest to secure obligations owing to the mortgagee under any Mortgage, Mortgage Loan or Mortgage Note or holder of the Co-Op Security Agreement and Note which has been financed by an Advance.

         7.5 Performance of Obligations in Agreement.

         The Borrower will observe and perform all provisions to be observed or performed by it, and will cause to be observed and performed by the Guarantors and each other Person all provisions to be observed or performed by it, contained in this Agreement, the Note, an Escrow Agreement, the Guaranty, and each agreement, document or instrument included in the Collateral, in accordance with the terms hereof and thereof and within the time permitted thereby, and will maintain, or cause to be maintained, the validity and effectiveness of each such agreement, document or instrument and the assignment thereof or of rights in respect thereto to Lender.

         7.6 No Release of Collateral.

         The Borrower will not take any action or permit any action to be taken by others, which would release any Person from any of its covenants or obligations under any instrument agreement or document included in the Collateral, or which would result in the amendment, hypothecation, subordination, waiver, modification, termination or discharge or impair the legality, validity, effectiveness or enforceability, of any such agreement, document or instrument, or release any security comprising the Collateral, except as expressly provided herein.

         7.7 Notice of Defaults.

         The Borrower will give notice to the Lender of any Default, Event of Default or default by any Person under any agreement, document or instrument included in the Collateral promptly after Borrower obtains knowledge of the same.

         7.8 Preservation of Corporate Existence;
             Performance of Contractual Obligations

         The Borrower will do or cause to be done all things necessary to preserve and keep in full effect its existence, rights (charter and statutory) and franchise as a corporation under the Applicable Laws of the jurisdiction of its incorporation, and its license, authorization, qualification or registration as a foreign corporation to transact business in any jurisdiction in which such licensing, authorization, qualification or registration is necessary. The Borrower will duly perform, or cause to be performed all Contractual Obligations of Borrower or the Guarantors.

         7.9 Retention of Collateral.

         The Borrower will not, and will not permit the Guarantors or any other Person to, sell, lease, transfer or otherwise dispose of the Collateral or any portion thereof or interest therein, except that the Borrower may sell, transfer or otherwise dispose of any of the foregoing to the extent expressly permitted or required by an Investor Take-Out Commitment, subject nevertheless, to the rights of the Lender in and to the Collateral.

         7.10 Insurance to be Maintained on Mortgaged Premises or Co-Operative Unit.

         (a) The Borrower will maintain, or will cause to be maintained, upon all Mortgaged Premises or Co-Operative Units, with an insurer authorized to do business in the jurisdiction in which such property is located and which is well rated by a recognized national rating organization and satisfactory to the Lender, (i) fire insurance and insurance with respect to risks included under the standard extended coverage endorsement and (ii) flood insurance, if such insurance is required by Applicable Law. All policies required to be maintained hereunder shall include a standard mortgagee or Co-Op endorsement in favor of the Borrower and its assigns, be in an amount not less than the original principal amount of the Mortgage or Co-Op loan and not permit reduction of the amount of coverage on account of any co-insurance, reduced rate contribution or similar clause.

         (b) Each Mortgage or Co-Op loan will be insured prior to the applicable Borrowing Date as a first lien under [an American Land Title Association Loan Policy -1970 (revised 10/17/70)] Form, or equivalent, issued by a reputable title insurance company authorized to transact business in the state in which the Mortgaged Premises or Co-Operative Unit is situated, subject only to the lien of current taxes not yet due and to such other exceptions which, in the judgment of Lender, do not materially affect the value of the Mortgaged Premises or Co-Operative Unit as security. The premium for such policy will have been paid in full prior to such Borrowing Date.

         7.11 Conformance of Mortgage and Mortgage Loans or Co-Op Loans; Compliance with Investor Take-Out Commitment.

         Each Mortgage and Mortgage Loan or Co-Op Loan will conform as of the applicable Borrowing Date in all respects with all requirements of the Investor Take-Out Commitment relating to the same and the Borrower will comply with all other terms and conditions set forth in such Investor Take-Out Commitment.

         7.12 No Defaults.

         No default shall have occurred under any Mortgage or Co-Op Note or the underlying Mortgage or Co-Op Security Agreement therefor at the time of its assignment to Lender and as of the date of such assignment no Mortgage or Co-Op Note, or Mortgage or Co- Op Security Agreement shall have been dated more than five days prior thereto.

         7.13 Bona Fide Nature of Mortgages and Co-On Loans.

         (a) Each Mortgage Loan and related Mortgage Note and Mortgage or Co-Op Loan and related Co-Op Note and Security Agreement shall have arisen from a bona fide, arm's length loan complying with all Applicable Laws and shall have been made to a Person having legal capacity to contract, and will not be subject to any defense, dispute, set-off or counterclaim. (This representation and warranty shall be deemed breached upon the assertion by any Person liable on the Mortgage or Co-Op Loan, the Mortgage or Co-Op Note or the Mortgage or Security Agreement or who executed any of the foregoing documents of such a defense, dispute, set-off or counterclaim including without limitation a claim that the transaction which gave rise to the Mortgage or Co-Op Loan, the Mortgage or Co-Op Note or the Mortgage or Security Agreement or any other Collateral did not comply with any Applicable Law).

         (b) All disclosures required by Applicable Law in connection with each Mortgage or Co-Op Loan, Mortgage or Co-Op Note and Mortgage or Security Agreement will have been duly and properly made and given.

         7.14 Compensating Balances

         The Borrower shall at all times prior to the Expiration Date and thereafter until the Note and all Obligations have been fully paid and performed, maintain with the Lender (a) a non-interest bearing demand deposit account with an average daily collected balance of not less than $ ,000.00 and (b) an interest bearing account with a minimum average daily collected balance of at least $0,000.00 (or an equivalent yield). The average daily balances for such account[s] shall be analyzed by the Lender on a quarterly basis. Should any such analysis reflect that the average daily collected balance during any quarter in [either of] the foregoing account(s) was less than the minimum average daily balances required to be maintained therein, the Borrower will pay to Lender on demand an "analysis fee" at a rate per annum (based on a year of 360 days and actual days elapsed) equal to the WSJ Prime Rate plus 2% for each day during such quarter on an amount equal to the difference between the minimum average daily collected balances required to be maintained and the amount of the actual average daily collected balances so maintained during such quarter.

         7.15 Servicing of Mortgages and Co-Op Loans and Collection of Payments.

         The Borrower agrees that, during all times that any Mortgage or Co-op Loan, Mortgage or Co-Op Note, Mortgage or Security Agreement or related property or rights constitute Collateral under this Agreement, the Borrower shall, without compensation, as trustee for Lender, service (or cause to be serviced by a reputable mortgage or Co-Op Loan servicer acting as trustee for the Lender) such Mortgage or Co-Op Loan, including, without limitation, the following:

         (a) endeavor diligently to collect all payments due under each Mortgage or Co-Op Loan, Mortgage or Co-Op Note and Mortgage or Security Agreement as and when the same became due and payable; provided however, that the Borrower shall not collect or accept any prepayment unless the Lender is given not less than three (3) days advance notice thereof.

         (b) (i) hold in trust in a separate, segregated, escrow account earmarked for the Lender all payments received from any maker, mortgagor or Co-Op Loan borrower or other Person liable for payment of any Mortgage or Co-Op Loan, Mortgage or Co-Op Note or Mortgage or Security Agreement (including, without limitation, payments of principal, interest, late charges and penalties, mortgage or Co-Op insurance premiums, prepayments, insurance proceeds and condemnation awards or other tenders or payments) unless each such Person agrees to make all payments to the Lender directly, and (ii) promptly apply and pay to the appropriate governmental authorities and regulatory bodies all funds received from any maker, mortgagor or Co-Op Loan borrower or other Person liable under any Mortgage or Co-Op Loan, Mortgage or Co-Op Note or Mortgage or Security Agreement for payment of real property or similar taxes and insurance premiums with respect to the Mortgaged Premises or Co-Operative Units covered by such Mortgage or Co-Op Loan, Mortgage or Co-Op Note or Mortgage or Security Agreement.

         (c) furnish to the Lender upon request an Officer's Certificate of the Borrower as to the gross payments received by the Borrower (or the mortgage/Co-Op Loan servicer, as the case may be) under each Mortgage or Co-Op Loan, Mortgage or Co-Op Note and Mortgage or Security Agreement, including a detailed statement in form and substance satisfactory to the Lender as to the application of all monies collected.

         (d) promptly discharge, to the extent funds paid to the Borrower for such purpose are adequate, all obligations of each mortgagee or holder of each Co-Op Loan required by each Mortgage or Co-Op Loan, Mortgage or Co-Op Note and Mortgage or Security Agreement or under any Applicable Law.

         (e) make available or cause to be made available to the Lender or its representative, at all reasonable times and from time to time, all books and records of the Borrower and such mortgage/Co-Op Loan servicer, if any, applicable to any Mortgage or Co-Op Loan, Mortgage or Co-Op Note and Mortgage or Security Agreement or any other agreement, document or instrument relating thereto.

         (f) keep and maintain or cause to be kept and maintained by such mortgage/Co-Op Loan servicer such books and records and render or cause such Mortgage/Co-Op Loan servicer to render reports to the Lender in such a manner as may, from time to time, be requested by the Lender and in such manner as will fully comply with all Applicable Laws, including without limitation all policy requirements, standards, guidelines, memoranda or revisions to guides and procedures promulgated by the FDIC, FHA, FHLMC, FNMA, GNMA, HUD, VA or any other approved Investor.

         (g) advise the Lender upon request as to the status of any Mortgage or Co-Op Loan, Mortgage or Co-Op Note or Mortgage or Security Agreement, including without limitation the status of all payments due thereunder.

         (h) promptly notify the Lender if any payment required under any Mortgage or Co-Op Loan, Mortgage or Co-Op Note or Mortgage or Security Agreement was not made when due, and upon knowledge thereof of any loss or damage by fire or other hazard to the Mortgaged Premises or Co-Operative Unit, or of any sale or transfer of the legal or equitable title thereto, or of any default by any maker, mortgagor or Co-Op Loan borrower or other Person under any Mortgage or Co-Op Loan, Mortgage or Co-Op Note or Mortgage or Security Agreement.

         (i) maintain fidelity insurance or fidelity bonds in form, with limits and with companies, satisfactory to Lender with respect to the chief financial officer of the Borrower and any other employee or employees of the Borrower designated from time to time by the Lender, such insurance or bonds to be expressly endorsed to recognize that the Lender has an interest therein and that same will not be canceled, terminated or permitted to lapse unless not less than thirty (30) days prior notice is given to the Lender.

         (j) if there shall occur a default under any Mortgage or Co-Op Loan, Mortgage or Co-Op Note or Mortgage or Security Agreement, pay to the Lender the outstanding balance of principal and interest under the Note secured thereby.

         7.16 Financial Statements and Information;
              Compliance Certificates.

         (a) The Borrower will keep adequate books and records and maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied.

         (b) As soon as practicable, and in any event within 120 days after the end of each of the Borrower's fiscal years, Borrower shall furnish to Lender a copy of:

                  (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and a consolidated statement of income and cash flow and of stockholders' equity and changes in financial position of the Borrower and its Subsidiaries for such year, in each case audited by an independent certified public accountant acceptable to Lender; and

                  (ii) if requested, a fully completed Mortgage Banking Company Questionnaire on Robert Morris Associates Form No. C.128.

         (c) As soon as practicable and in any event within the time periods set forth in items (i) and (ii) below, Borrower shall furnish to the Lender:

                  (i) within 60 days after the end of each quarterly interim period of each fiscal year of the Borrower, each unaudited financial statement of the Borrower covering such period solely to the extent that the Borrower has caused such financial statements to be prepared in the ordinary course of its business or for any other purpose, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be certified by the chief financial officer of the Borrower; and

                  (ii) within 90 days after receipt of a written request from the Bank, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of, and an unaudited consolidated statement of income and cash flow and of stockholders' equity and changes in financial position of the Borrower and its Subsidiaries for, such interim period of Borrower's fiscal year as the Bank may request, prepared in accordance with generally accepted accounting principles consistently applied and certified by the chief financial officer of the Borrower.

         (d) (i) Each of the audited financial statements of the Borrower delivered pursuant to Section 7.16(b)(i) hereof shall be accompanied by a certificate from the independent public accountant who audited such financial statements stating that such accountant has reviewed the terms of this Agreement and the Note and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by such financial statements, and that such accountant does not have knowledge of the existence as at the date of the certificate of any condition or event which constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof.

                  (ii) Each of the financial statements of Borrower delivered pursuant to Section 7.16(b)(i) or Section 7.16(c) hereof shall be accompanied by an Officer's Certificate from the Borrower stating that the signer thereof has reviewed the terms of this Agreement and the Note and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower during the period covered by such financial statements, and that the signer does not have knowledge of the existence as at the date of the Officer's Certificate of any condition or event which constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period .of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto.

         (e) Promptly upon receipt thereof, the Borrower will deliver to the Lender copies of all reports submitted to the Borrower or by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit.

         7.17 Investor Commitment Report.

         Within two (2) Business Days after a request by the Bank, the Borrower shall deliver to the Lender an investor commitment report ("Investor Commitment Report") listing each Investor Take-Out Commitment held by the Borrower as of the date specified, and setting forth the date of issuance, the original amount, the unutilized amount and the expiration date of each such Investor Take-Out Commitment.

         7.18 Notification of ERISA Matters.

         (a) Promptly upon becoming aware of the occurrence of (i) any Termination Event or (ii) any "prohibited transaction, " as such term is defined in Section 4975 of the Internal Revenue Code, in connection with any Pension Plan or any trust created thereunder, the Borrower shall deliver a written notice to Lender specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation (or any successor) with respect thereto.

         (b) Promptly upon receipt thereof, the Borrower will forward to Lender copies of (i) any notice received by the Borrower or any of its Affiliates of the Pension Benefit Guaranty Corporation's (or any successor's) intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (iii) any notice received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA.

         7.19 Information Regarding Mortgage and Co-Op Loans.

         (a) Within thirty (30) days of the end of each calendar month, Borrower shall, if requested, deliver to Lender a report for such month and for the calendar year to date identifying the Mortgage or Co-Op Loans which have been financed by Advances and which have been sold on a servicing released basis; the principal amount of such Mortgage or Co-Op Loans sold, and the amount of proceeds received from each such sale.

         (b) Within thirty (30) days after the end of each calendar month. Borrower shall deliver to Lender a report identifying Mortgage or Co-Op Loans which have been financed by Advances held by Borrower in the process of foreclosure and real estate owned by Borrower as a result of foreclosure as of the end of such month, and amounts advanced by Borrower during such month with respect to such Mortgage or Co-Op Loans in foreclosure and such real estate or stock owned.

         7.20 Financial Covenant.

         The Borrower agrees that, so long as the Line of Credit is in effect or any Obligation remains outstanding:

         (a) It will not, and will not permit any of its Subsidiaries to create assume or suffer to exist any Indebtedness in the aggregate at any time outstanding in excess of $10,000,000.00.

         (b) It will not permit the Leverage Ratio to exceed 15.00 to 1.00.

         (c) It will maintain an Interest Coverage Ratio of not less than 1.10 to 1.00.

         (d) Consolidated Tangible Net Worth will not at any time be less than $2,300,000.00.

         7.21 Conduct of Business.

         Except for the residential mortgage or Co-Op loan origination and servicing business, Borrower will not (a) engage in any business, or change in any substantial respect its methods of operating its existing mortgage or Co-Op loan origination and servicing business, (b) change in any material respect its present management or (c) engage in or provide any guarantees with respect to any lines of business.

         7.22 Additional Documents.

         The Borrower shall, with reasonable promptness, furnish or cause to be furnished to Lender such other documents and information with respect to the business, affairs and condition of Borrower or the Guarantors as Lender from time to time may reasonably request.

         7.23 Inspection.

         The Borrower shall, on reasonable prior notice, permit any representative of Lender to visit Borrower's place of business to examine all the books of account of Borrower and the records, reports and other papers of Borrower, to make copies and extracts therefrom, and to discuss Borrower's affairs, finances and accounts with Borrower's officers, employees, attorneys and independent public accountants (and by this provision Borrower authorizes said i attorneys and accountants to discuss with such representatives its finances and affairs), all at such reasonable times and as often as may be reasonably requested.

         7.24 No Merger or Consolidation.

         The Borrower shall not merge or consolidate with or into any Person or materially alter, amend or change its corporate business or sell, lease, assign or otherwise dispose of all or any substantial part of its assets outside of the ordinary course of business. The Borrower will not change the location of its chief executive office, principal place of business or office where all books and records relating to the Collateral are and will be kept without the Lender's prior written consent. The Borrower will not conduct business from or maintain any office at any location not set forth in Schedule 7.25 without the Lender's, prior written consent.

         7.26 Independence of Covenants.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be r permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         ARTICLE VIII - INDEMNIFICATION.

         8.1 Indemnification.

         The Borrower shall indemnify, protect and hold Lender harmless, from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys' fees and expenses), settlements and judgments of any nature arising, or alleged to arise, from or in connection with (a) any breach of any representation, warranty or covenant made by the Borrower or a Guarantor herein, or in the Note, any Escrow Agreement or the Guaranty or in any agreement, document or instrument delivered in connection herewith or therewith, or any other violation, or alleged violation of this Agreement, the Note, any Escrow Agreement or the Guaranty or any agreement, document or instrument included in the Collateral, and (b) any damage or loss sustained by Lender in connection with this Agreement, the Note, the Escrow Agreements or the Guaranty unless such damage or loss is caused by the gross negligence or willful misconduct of the Lender. The borrower, at its own expense, will resist and defend any action, suit or proceeding brought against the Lender by reason of such occurrence by counsel designated by the Lender. The obligations of this Section 8.1 shall survive any termination of this Agreement.

         ARTICLE IX - TAKE-OUT PROCEDURE

         9.1 Note Due and Payable Upon Date of Mortgage or Co-Op
             Loan Payment Under Investor Take-Out Commitment.

         Notwithstanding any provision herein or in the Note to the contrary, each Mortgage or Co-Op Loan financed by any Advance which has not yet become due and payable shall become due and payable, without notice or demand, upon the date that such Mortgage or Co-Op Loan and underlying Mortgage or Security Agreement is required to be sold or transferred to a third party pursuant to an Investor Take-Out Commitment, regardless of whether such sale or transfer actually occurs.

         9.2 Loan Delivery Authorization.

         Not later than three (3) days prior to the date provided for any sale or transfer of a Mortgage or Co-Op Loan and underlying Mortgage or Co-Op Note and Mortgage or Security Agreement to a Person or Investor or their designee pursuant to an Investor Take-Out Commitment, the Borrower shall execute and deliver to the Lender a "Loan Delivery Authorization" substantially in the form annexed hereto as Exhibit E, together with such documents, if any, required to be delivered to the Investor or its designee pursuant to the provisions of such Investor Take-Out Commitment which have not been previously delivered i to Lender, and such other documents, including without limitation, transmittal envelopes and transmittal packages, as Lender may require instructing the Lender to deliver the said documents to the Take-Out Investor. The Lender shall thereafter forward a bailee letter to the Person or Investor acquiring the Mortgage or Co-Op Loan and Mortgage or Security Agreement, accompanied by such documents within the possession of Lender as are required to be delivered to such party pursuant to the Investor Take-Out Commitment. Upon the receipt by the Lender of immediately available federal funds free and clear of any set-off, deduction, withholding or counterclaim (and, if approved by Lender, promissory notes) in an aggregate principal amount equal to the outstanding principal amount of the Advance to which such Mortgage or Co-Op Loan and Investor Take-Out Commitment relates, all said amounts received by the Lender shall be applied in payment of the Obligations as same are due and payable. The Borrower shall reimburse the Lender for all out-of-pocket expenses incurred by Lender in transmitting the bailee letter and other required documents to such Investor or designee thereof pursuant to this Section 9.2.

         ARTICLE X - Events of Default and Remedies

         10.1 Events of Default

         Any of the following occurrences or acts (whether the same shall occur voluntarily, involuntarily, by operation of law or otherwise) shall constitute an event of default ("Event of Default") under this Agreement:

         (a) a default shall be made in the payment of any principal, interest, or premium, if any, on any Advance or the Note, when and as the same shall become due and payable; or

         (b) a default shall be made in the payment of any Obligation other than the Obligations referred to in Section 10.1(a) hereof and such default shall not be cured to the satisfaction of the Lender within five days;

         (c) any representation, warranty or other statement of the Borrower or the Guarantors made in or in connection with this Agreement, the Note, any Escrow Agreement or the Guaranty or any representation or warranty of any Person set forth in any certificate or other agreement, document or instrument delivered pursuant to this Agreement, or any agreement, document or instrument included in the Collateral, shall prove to be incorrect in any material respect as of the time when made; or

         (d) any default shall be made in the due observance or performance of any other provision of this Agreement, the Note, any Escrow Agreement or the Guaranty or any other agreement, document or instrument delivered hereunder or thereunder to be observed or performed by the Borrower or a Guarantor; or

         (e) a default by the Borrower under the provisions of any Investor Take-Out Commitment; or

         (f) the cancellation, termination, discharge, amendment, or modification of any agreement, document or instrument included in the Collateral or the release of any property comprising the Collateral, except as expressly provided for herein; or

         (g) a receiver, trustee, custodian or liquidator (or other similar official) of Borrower or of the Collateral or any portion thereof, or of any Guarantor shall be appointed in any proceeding by order of a court or agency of competent jurisdiction, or by any federal or state officer or other governmental authority or regulatory body, and such order shall not be vacated or set aside or stayed within thirty (30) days after the entry thereof, or if Borrower or any Guarantor shall consent to or acquiesce in such appointment; or

         (h) the filing by Borrower or any Guarantor of a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Code or any similar federal or state law, now or hereafter in effect, or any adjudication resulting in a judgment that Borrower or either of the Guarantors is bankrupt or has become insolvent, or if Borrower or either Guarantor shall make an assignment for the benefit of creditors or shall be unable or admit its inability to pay debts generally as they become due or shall be dissolved or shall suspend payment of its obligations or shall take any corporate action in furtherance of any of the foregoing; or if a petition or an answer shall be filed proposing the adjudication of Borrower or any Guarantor as a bankrupt or its reorganization under the Bankruptcy Code or any similar federal or state law, now or hereafter in effect, and (i) Borrower or any Guarantor, as the case may be, shall consent to the filing thereof, or (ii) such petition or answer shall be approved by a court of competent jurisdiction and the order approving the same shall not be vacated or set aside or stayed within thirty (30) days after the entry thereof; or

         (i) a final judgment for the payment of money shall be rendered against Borrower or any Guarantor, and Borrower or such Guarantor, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms or procure a stay of execution thereon within thirty (30) days from the entry thereof, and shall not within said period, or such longer period during which execution on such Judgment shall have been stayed, appeal therefrom or from the order, decree or process upon or pursuant to which said judgment shall have been granted, passed or entered and cause the execution thereof to be stayed during, such appeal, and if on appeal such order, decree or process shall be affirmed and Borrower or any Guarantor, as the case may be, shall not discharge such judgment or provide for its discharge in accordance with its terms within 30 days after the entry of the order or decree of affirmance; or

         (j) Borrower or any Guarantor fails to make any payment due on any Indebtedness or any event shall occur or any condition shall exist in respect of any Indebtedness of Borrower or any Guarantor, or under any agreement securing or relating to such Indebtedness, the effect of which is to cause or permit such Indebtedness, or a portion thereof, to be declared to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

         (k) The Guaranty shall be canceled or terminated or cease to be in full force and effect for any reason whatsoever; or

         (l) In the sole judgment of Lender, a material adverse change shall occur in the financial condition or business of the Borrower or a Guarantor.

         10.2 Remedies.

         (a) If an Event of Default described in Section 10.1(g) or (h) shall occur, the Line of Credit shall automatically terminate, and all outstanding principal of and accrued and unpaid interest on the Note and all other Obligations shall automatically become forthwith due and payable. If any other Event of Default shall occur, then Lender may, by notice to Borrower terminate the Line of Credit and declare all outstanding principal of and accrued and unpaid interest on the Note and all other Obligations to be forthwith due and payable, and upon any such declaration all of the foregoing shall become forthwith due and payable.

         (b) If an Event of Default hereunder shall have occurred, Borrower will also reimburse Lender for all the costs and expenses of collection, including reasonable compensation to Lender, its agents, and counsel, and any expenses and liabilities incurred. In case Borrower shall fail forthwith to pay such amounts upon demand, Lender shall be entitled and empowered to institute such proceedings as may be advised by counsel for the collection of the sums so due and unpaid, to prosecute such proceedings to judgment or final decree, and to enforce any such judgment or final decree against Borrower and collect moneys adjudged or decreed to be payable out of the property of Borrower wherever situated, as well as out of the Collateral, in any manner not prohibited by Applicable Law.

         (c) In addition to the foregoing rights, upon the occurrence of an Event of Default, Lender personally or by its agents or attorneys, may do one or more of the following:

                  (i) sell, to the extent not prohibited by Applicable Law, all or any part of the Collateral and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more public or private sales, as an entirety or otherwise, and at such time and place and upon such terms as Lender may fix and specify in the notice of sale to be given to Borrower, or as may be required by Applicable Law; or

                  (ii) take any action which is appropriate to enforce the rights and remedies of Lender under any agreement, document or instrument included in the Collateral, to the extent not prohibited thereby or by law; or

                  (iii) take all other steps to protect and enforce the rights and remedies of Lender whether by proceedings or otherwise for the specific performance of any provision of the Note, the Guaranty or this Agreement, or in aid of the exercise of any right or remedy herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as Lender shall deem most effectual to protect and enforce the same; or

                  (iv) exercise all of the rights of a secured party under the applicable UCC in effect in each appropriate jurisdiction; or

                  (v) collect and retain all proceeds of any sale made under or by virtue of this Article X, together with any other sums which then may be held by Lender under this Agreement as part of the Collateral or the proceeds thereof. All such sums, whether held by Lender pursuant to the provisions of this Article X or otherwise, shall be applied as follows:

         First: To the payment of the costs and expenses of any such sale, and of any proceeding wherein the same may be made, and of all expenses, liabilities and costs incurred by the Lender under this Agreement, the Note, any Escrow Agreement and the Guaranty (including, without limitation, the reasonable compensation and expenses and disbursements of its counsel and of such agents, representatives and experts not regularly in the employ of Lender as it shall employ in connection with the exercise and performance of its powers and duties hereunder), together with, unless prohibited by Applicable Law, interest at the Default Rate on all Advances made by the Lender to protect the Collateral or enforce its rights hereunder or under the Note, the Guaranty or any Escrow Agreement;

         Second: To the payment of any other Obligations (other than any outstanding principal of, premium, if any, or accrued and unpaid interest on, the Note) required to be paid r by the Borrower pursuant to any provision of this Agreement, the Note, the Guaranty or any Escrow Agreement;

         Third: To the payment of all accrued and unpaid interest under the Note;

         Fourth: To the payment of the whole amount then due and unpaid upon the Note for principal and premium, if any, and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Note, then ratably (after giving effect to any concurrent payment or distribution on account of any thereof) according to the aggregate of such unpaid principal and premium, if any, without preference, priority or distinction as, between principal and premium, if any, on the Note;

         Fifth: To the payment of the surplus, if any, to the Borrower or such other Person or Persons entitled thereto.

         (d) Upon any sale made under or by virtue of this Article X, to the extent permitted by Applicable Law, the Lender or an independent agent, on its behalf, may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of the Borrower secured by this Agreement the net proceeds of sale, after deducting therefrom the expenses of the sale and the costs of the proceedings and any other sums which Lender is authorized to deduct under this Agreement. The Person making such sale shall accept such settlement without requiring the production of the Note and without such production there shall be deemed credited thereon the pro rata share of the net proceeds of sale ascertained and established as aforesaid. The Lender or such independent agent, upon so acquiring the Collateral or any portion thereof, shall be entitled to hold, manage, sell or otherwise deal in and with the same in any manner not prohibited by Applicable Law.

         10.3 Recovery by Judgment Not
              Affected by Sale of Collateral.

         (a) The Lender shall be entitled to recover judgment as noted in
Section 10.2(b) hereof, either before or after or during the pendency of any other proceedings for the enforcement of this Agreement, the Note, any Escrow Agreement or the Guaranty; and the right of the Lender to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right or remedy for the enforcement of the provisions of this Agreement, the Note, any Escrow Agreement or the Guaranty, or by the foreclosure of the lien and security interest hereof; and in case of any sale of the Collateral or any portion thereof, and of the application of the proceeds of sale, as in this Agreement provided, to the payment of the Obligations, the Lender shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, any and all of, and to receive all amounts then remaining due and unpaid upon, any and all of the Note then outstanding, and upon all other payments, charges and costs due under this Agreement, any Escrow Agreement or the Guaranty, and shall be entitled to recover judgment for any portion of the Obligations, remaining unpaid, with interest. In case of proceedings against Borrower in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then and in such case Lender shall be entitled to prove the whole amount of principal, premium and interest due upon the Note to the full amount thereof, and all other Obligations, without deducting therefrom any proceeds obtained from the sale of the Collateral or any portions thereof; provided, however, that in no case shall Lender receive from the aggregate amount of the proceeds of the sale of the Collateral or any portions thereof and the distribution from the estate of Borrower a greater amount than such principal, premium and interest and such other Obligations.

         (b) No recovery of any judgment by Lender, and no levy of an execution under any judgment upon the Collateral or any portion thereof or upon any other property of Borrower shall affect, in any manner or to any extent, the lien and security interest of this Agreement upon the

Collateral or any portion thereof, or any rights or remedies of Lender hereunder, but such lien and security interest and such rights and remedies shall continue unimpaired as before.

         (c) Any monies thus collected by Lender under this Section 10.3 shall be applied by Lender in accordance with the provisions of Section 10.2(c).

         10.4 Lender to Retain Possession of
              Collateral Upon Event of Default.

         Notwithstanding the appointment of a receiver, trustee, custodian or liquidator (or other similar official) of Borrower, or of any of the property of Borrower, or of the Collateral or any portion thereof, Lender shall be entitled to retain possession and control of all Collateral or other property now or hereafter held by Lender under or pursuant to the provisions of this Agreement.

         10.5 Remedies Not Exclusive.

         No right or remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter. The failure of Lender to insist at any time upon the strict observance or performance of any of the provisions of this Agreement, or to exercise any right or remedy provided for in this Agreement, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof. Every right or remedy of Lender may exercised from time to time and as often as may be deemed expedient by Lender.

         10.6 Waiver of Moratorium Laws.

         To the extent that it lawfully may, should an Event of Default occur, Borrower agrees that it will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law which may affect the payment or performance of any Obligations; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Collateral, any other assets or any portion of any thereof prior to any sale or sales thereof which may be made under or by virtue of this Article X; nor after any such sale or sales, claim or exercise any right, under any applicable present or future law or otherwise, to redeem the Collateral or any portion thereof so sold. Borrower, to the extent that it lawfully may, expressly waives all benefit or advantage of any such laws, and covenants not to hinder delay or impede the exercise of any right or remedy herein permitted to be exercised by Lender, but to suffer and permit the exercise of every such right or remedy as though no such law or laws were in effect. Borrower for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Collateral or any other assets marshalled upon any sale.

         ARTICLE XI - Miscellaneous

         11.1 Expenses.

         The Borrower will pay all reasonable out-of-pocket fees and expenses incurred by the Lender (including, without limitation, fees and disbursements of the counsel for the Lender) in connection with (i) the preparation, execution, delivery and performance of this Agreement, the Escrow Agreements, the Note and the Guaranty and any other agreement, document or instrument entered into in connection therewith (whether or not the transactions hereby contemplated shall be consummated or any Advances made), (ii) enforcement, protection, perfection and continuation of the Lender's lien and security interest in the t Collateral and (iii) the enforcement and protection of all other rights of the Lender in connection with this Agreement, the Escrow Agreements, the Note and the Guaranty and any other agreement, document or instrument entered into in connection therewith. Borrower agrees that Lender shall not be liable for taking any action or refraining from taking any action hereunder or for negligence, it being agreed that Lender shall be liable to Borrower only for gross negligence or willful misconduct and that, as a condition to the execution of this Agreement, Borrower has and hereby does waive any liability of Lender except in the case of gross negligence or willful misconduct.

         11.3 Third Party Beneficiaries.

         Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than Lender and Borrower any legal or equitable right, remedy or claim under or in respect of the Note, this Agreement, the Escrow Agreements, the Guaranty or the Collateral or any provision therein or herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Lender and Borrower.

         11.4 Invalidity of Provisions.

         In case anyone or more of the provisions contained in this Agreement the Note, any Escrow Agreement, or the Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein and any other application thereof shall not in any way be affected or impaired thereby.

         11.5 Notices.

         All notices, requests, and other communications hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission (with immediate confirmation thereafter by telephone or otherwise), or sent by U.S. registered, certified or express mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, marked for overnight delivery. Any such notice shall be deemed given when so delivered personally, telegraphed, or sent by facsimile transmission (provided confirmation is received immediately thereafter); or if sent by express mail or overnight courier, one (1) Business Day after the date of delivery to a U.S. Post Office or the courier service marked for overnight delivery; or if so sent by registered or certified mail, three (3) days after the date of deposit in the mails; in each case addressed as follows:

         (a) If to the Lender, to:
                                       Chinatrust Bank (U.S.A.)
                                       366 Madison Avenue - 12th Floor
                                       New York, New York 10017
                                       Attention: Warehouse Lending
                                       Phone: (212) 514-8000 Fax: (212) 514-5040

         (b) If to the Borrower, to:
                                       Community Home Mortgage Corp.
                                       510 Broad Hollow Road
                                       Melville, NY 11757
                                       Attention: Mary Heller
                                       Phone: (516) 391-9100 Fax: (516) 391-9111

or to such other address as the parties hereto may specify from time to time by notice given as provided herein.

         11.6 Additional Warehouse Financing.

         Prior to entering any agreement with any financial institution or group of financial institutions providing for the extension of credit secured by Mortgage or Co-Op Loans (whether such agreement would provide for an extension of credit in an amount l additional to the Investor Take-Out Commitments or would provide for the repayment of or a f substitution for this Agreement), Borrower will give Lender notice thereof and will not execute any such agreement unless Lender shall have declined to make such extension of credit available to Borrower on terms and in an amount at least as advantageous as those proposed by such other financial institution or group.

         11.7 Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart signed by the party against which enforcement of this Agreement is sought.

         11.8 Binding Nature of Agreement.

         All of the provisions contained herein and in the Note shall be binding upon and inure to the benefit of the Borrower and the Lender and to their respective successors and permitted assigns, to the same extent as if each such successor and permitted assign were in each case named as a party to this Agreement. The Lender may in its sole option and discretion assign and transfer in whole or in part this Agreement or any right it may have under this Agreement, the

Note, or any other agreements, documents or instruments delivered in connection therewith and it may participate out or syndicate any Advance or portion thereof made or to be made hereunder and under the Note. The Borrower may not assign or transfer in whole or in part this Agreement, the Note, or any rights or obligations it may have hereunder or thereunder or under any other agreement, document or instrument delivered in connection therewith without the prior written consent of the Lender, and any such attempted assignment or transfer without such prior consent shall be null and void.

         11.9 Governing Law.

         This Agreement, the Note and all amendments thereto shall be governed by and construed and enforced in accordance with the law of the State of New York, without regard to principles of conflicts of laws. The Borrower, for itself and each Guarantor, agrees to and accepts the nonexclusive jurisdiction of any court in New York City or the U.S. District Court for the Southern District of New York in respect of any action or proceeding, expressly waiving any defense relating to jurisdiction or forum non conveniens, and consents to service of process by U.S. certified or registered mail at its address for notices referred to in Section 11.5 hereof in any action or proceeding with respect to this Agreement in any such court or any other court of competent jurisdiction. The Borrower, for itself and the Guarantors, waives trial by jury in any action or proceeding with respect to this Agreement.

         11.10 Headings.

         The headings to the various Articles and Sections of this Agreement have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year above first written.

                                                  CHINATRUST BANK (U.S.A.)

                                                  By  /s/ Paul Eilbacher
                                                     ---------------------------
                                                  Name:  Paul Eilbacher
                                                  Title:  First Vice President

                                                  COMMUNITY HOME MORTGAGE CORP.

                                                  By  /s/ Ira Silverman
                                                     ---------------------------
                                                  Name:  Ira Silverman
                                                  Title:  President

[Community Home Mortgage
  Corp. Corporate Seal]